EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Moody’s Corporation:

We consent to the incorporation by reference in the registration statements on Forms S-3 and S-8 (No. 333-168453, No. 333-170727, No. 333-170753, No. 333-145127, No. 333-126564, No. 333-103496, No. 333-47848, No. 333-81121, No. 333-68555, No. 333-64653, No. 333-60737, No. 333-57915, No. 333-57267, No. 333-190259, No. 333-192333, No. 333-192334) of Moody’s Corporation of our report dated February 26, 2014, with respect to the consolidated balance sheets of Moody’s Corporation as of December 31, 2013 and 2012, and the related consolidated statements of operations, shareholders’ equity (deficit), comprehensive income and cash flows, for each of the years in the three-year period ended December 31, 2013 and the effectiveness of internal control over financial reporting as of December 31, 2013, which report appears in the December 31, 2013 annual report on Form 10-K of Moody’s Corporation.

/s/ KPMG LLP

New York, New York

February 26, 2014

MOODY’S 2013 ANNUAL REPORT	EX23.1